CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated November 22, 2013, on the financial statements of the Elessar Small Cap Value Fund (the “Fund”) and to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 under the Securities Act of 1933 and Post-Effective Amendment No. 4 under the Investment Company Act of 1940 to Elessar Small Cap Value Fund’s Registration Statement on Form N-1A (File Nos. 333-183022 and 811-22728), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Fund.

SKODA MINOTTI

Cleveland, Ohio

January 24, 2014

Cleveland   |   6685 Beta Drive, Mayfield Village, Ohio 44143   |   ph  440 449 6800   |   fx  440 646 1615
Akron   |   3875 Embassy Parkway, Suite 200, Fairlawn, Ohio 44333   |   ph  330 668 1100   |   fx  440 646 1615

Tampa   |   4301 Anchor Plaza Parkway, Suite 140, Tampa, Florida 33634   |   ph  813 288 8826   |   fx  813 288 8836

 Tampa   |   201 East Kennedy Boulevard, Suite 1950, Tampa, Florida 33602   |   ph  813 221 2711   |   fx  813 221 2711

Skoda Minotti   |   Certified Public Accountants   |   www.skodaminotti.com